UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 01, 2024

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Assignments & Appointments

On January 1, 2024, Alphatec Holdings, Inc. (the “Company”) promoted Scott Lish to Chief Operating Officer. Mr. Lish is not a party to and does not have any direct or indirect material interest in any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Lish, age 43, has served as Senior Vice President, Research and Development of the Company’s wholly owned operating subsidiary, Alphatec Spine, Inc. (“Alphatec Spine”), since October 2020. Mr. Lish joined Alphatec Spine in 2017, as its Vice President, Research and Development. Prior to joining Alphatec Spine, Mr. Lish held various product development roles throughout an over eight-year tenure at NuVasive, Inc., where he served most recently as Director of Development, responsible for thoracolumbar fixation development. Prior to joining NuVasive, Inc., Mr. Lish worked for two years as a Manufacturing Engineer for Zimmer Dental. Mr. Lish received an M.S. degree in Material Science and a B.E. degree in Mechanical Engineering from the Thayer School of Engineering at Dartmouth, as well as a B.A. degree in Engineering Sciences from Dartmouth College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings. Inc.

Date:	January 3, 2024	By:	/s/ J. Todd Koning
J. Todd Koning Executive Vice President and Chief Financial Officer